UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 28, 2014, BioMed Realty Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1: Election of seven directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Alan D. Gold	158,139,062	2,212,532	3,779,189	8,372,493
Daniel M. Bradbury	139,892,844	3,293,783	20,944,156	8,372,493
William R. Brody	162,382,697	47,390	1,700,696	8,372,493
Gary A. Kreitzer	163,823,751	45,248	261,784	8,372,493
Theodore D. Roth	159,130,838	3,325,310	1,674,635	8,372,493
Janice L. Sears	163,806,940	63,677	260,166	8,372,493
M. Faye Wilson	161,682,231	704,332	1,744,220	8,372,493

Proposal 2: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
170,611,751	1,716,045	175,480	N/A

Proposal 3: Resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,796,348	63,083,489	250,946	8,372,493

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer